UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 31, 2005

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (952) 853-8100

No Change

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Ceridian Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission on January 31, 2005 (the “Original Filing”) under Items 2.02, 8.01 and 9.01 to report among other things a change in accounting for interest rate and fuel price derivative contracts that would impact a previously announced restatement of the Company’s financial statements. The Company is filing this Amendment No. 1 on Form 8-K/A to the Original Filing to provide information under Item 4.02(a) relating to such accounting change. No information in Items 2.02, 8.01 or 9.01 in the Original Filing is being amended.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

As previously announced in a press release dated October 18, 2004, which press release has been filed with the Securities and Exchange Commission on a Current Report on Form 8-K, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded on October 14, 2004 that the Company needed to restate its financial statements for fiscal years 1999 through 2003, and the first quarter of fiscal 2004, to reflect necessary accounting adjustments, and that those previously issued financial statements should not be relied upon.

On January 31, 2005, the Company issued a press release announcing that after consultation with its independent registered public accounting firm, the Company determined that its interest rate and fuel price derivative contracts did not satisfy the requirements of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” and as such, did not qualify for hedge accounting treatment. The Company’s senior management and representatives of its independent registered public accounting firm discussed this matter with the Audit Committee, and it was determined that further changes would be required to the consolidated financial statements the Audit Committee had previously determined should no longer be relied upon. A copy of the press release is attached as Exhibit 99.1 to the Original Filing, and is incorporated herein by reference.

The Audit Committee has discussed with its independent registered public accounting firm the matters disclosed in this Amendment No. 1 on Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION
/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Dated: February 18, 2005

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